AMENDMENT TO PURCHASE AND SALE AGREEMENT

     THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "Amendment") dated as of the 12th day of December, 2001, is made by and between Frontier Investments, L.L.C., an Indiana limited liability company (the "Seller"), and Homes for America Holdings, Inc., a Nevada corporation, and its successors or assigns (the "Purchaser").

                                    RECITALS:

R.1. Seller and Purchaser have entered into and delivered that certain Purchase and Sale Agreement dated August 15, 2001 (the "Original Agreement"), relating to the purchase and sale of that certain parcel of land approximately Twenty Four and five hundredths (24.05) acres to be subdivided from Seller's parcel of real property located in Elkhart County, Indiana and described as part of the "Property" in the Original Agreement.

R.2. In the Original Agreement the Purchaser was obligated to make the initial Deposit, in the amount of Twenty Five Thousand Dollars ($25,000) within two
     (2) business days of the Effective Date, but the Purchaser has not yet made that Deposit.

R.3. Purchaser is prepared to make the Deposit immediately provided that Seller would agree that the Feasibility Period shall extend until January 15, 2002, for Purchaser to complete its investigation, and Seller has agreed to grant that request.

NOW,   THEREFORE,   in   consideration   of  the  foregoing   recitals  and  the
representations and covenants herein exchanged and other good and valuable consideration the receipt and sufficiency of which the parties acknowledge, the Purchaser and Seller agree as follows:

1. Extension of Feasibility Period. Section 3(c) of the Original Agreement is hereby amended bystriking it in entirety and replacing it with the following:

     " (c) In the event that Purchaser is not satisfied, in its sole and unreviewable judgment and discretion, with the feasibility of Purchaser's acquisition, financing, and ownership of the Property, Purchaser shall have the right to terminate this Agreement at any time on or before January 15, 2002, for any reason or for no reason, within its sole discretion (that period being the "Feasibility Period"). Unless Purchaser provides written notice of the termination pursuant to this provision to Seller during the Feasibility Period, Purchaser shall be deemed not to have exercised its right to terminate."

2.   Deposit Dates.


(a) The parties to this Amendment acknowledge and agree that the initial Deposit has not been made as of the date hereof but provided Purchaser shall deposit the Deposit (in the amount of Twenty Five Thousand Dollars ($25,000)) not later than the close of business on Friday, December 14, 2001, the Agreement shall be in full force and effect as amended hereby.

(b) The Original Agreement in its ss.2(d) also required Purchaser to make the Additional Deposit within two (2) business days after the termination of the Feasibility Period. The parties hereby agree that the new date for Purchaser to make that Additional Deposit shall be on or before 5:00 p.m., Elkhart, Indiana, time on Thursday, January 17, 2002.

3. Zoning Approval. To clarify the term "Zoning Approval" as used in the Agreement in ss.ss. 9(f) and 10(e), it is a condition to Closing under the Agreement that for Purchaser's planned unit development for multifamily dwellings in accordance with Purchaser's building plan Purchaser shall have obtained final site plan approval from the governmental agencies exercising jurisdiction over the Property, entitling the Purchaser to commence construction without any other zoning condition or approval required.

4. Entirety; Effect of Amendment. The recitals are incorporated as if set forth in full herein and capitalized terms used and not otherwise defined have the meanings as provided by the Original Agreement. This Amendment sets forth in entirety the parties' agreement on amending the Original Agreement and except as modified by this Amendment, all of the terms and provisions of the Original Agreement are hereby ratified and confirmed by Seller and Purchaser and shall remain in full force and effect.

5. Effective Date; Counterparts. This Amendment shall become effective immediately upon its execution and delivery by both parties. To facilitate execution, this Amendment may be executed in one or more counterparts and it shall not be necessary that the signature of each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts. Each party by executing this Amendment agrees that it may be delivered by facsimile transmission and relied upon by the other party as if original counterparts were exchanged. All counterparts of this Amendment shall be deemed originals and shall collectively constitute but one instrument and agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the dates set forth beneath their respective signatures below:


                                        SELLER:

                                        FRONTIER INVESTMENTS, LLC

ATTEST/WITNESS:
                                                s/s Jack Tuff
---------------------------             By:  --------------------------------
                                        Jack B. Tuff
                                        Its: Managing Member

                                        Date: December 12, 2001



                                        PURCHASER:

                                        HOMES FOR AMERICA HOLDINGS, INC.

ATTEST/WITNESS:

                                                s/s Robert MacFarlane
--------------------------              By:  --------------------------------
                                        Robert A. MacFarlane
                                        Its: President and CEO

                                        Date: December 13, 2001